As filed with the Securities and Exchange Commission on
                          June 18, 1996

                         Registration No. 33-

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                   FORM S-8 REGISTRATION STATEMENT
                                Under
                      The Securities Act of 1933

                    HEARTLAND FINANCIAL USA, INC.
        (Exact name of Registrant as specified in its charter)

                            Delaware
 (State or other jurisdiction of incorporation or organization)

                           42-1405748
              (I.R.S. Employer Identification No.)

                       1398 Central Avenue
                       Dubuque, Iowa 52004
            (Address of principal executive offices)

                  HEARTLAND FINANCIAL USA, INC.
                     1993 STOCK OPTION PLAN
                    (Full title of the plan)

                         John K. Schmidt
                    Executive Vice President
                  Heartland Financial USA, Inc.
                       1398 Central Avenue
                      Dubuque, Iowa  52004
             (Name and address of agent for service)

                         (319) 589-2000
  (Telephone number, including area code, of agent for service)

                         With copies to:
                     Douglas J. Tucker, Esq.
                     Richard A. Sirus, Esq.
            Barack, Ferrazzano, Kirschbaum & Perlman
               333 West Wacker Drive, Suite 2700
                    Chicago, Illinois  60606
                         (312) 984-3100

                 CALCULATION OF REGISTRATION FEE

                            Proposed     Proposed   Amount of
Title of                    Maximum      Maximum    Registration
Securities    Amount        Offering     Aggregate  Fee (2)
to be         to be         Price per    Offering
Registered    Registered(1) Share(2)     Price(1)(2)
Common Stock,
$1.00
Par Value     600,000       $20.00       $12,000,000   $4,138

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Heartland Financial USA, Inc. 1993 Stock Option Plan (the "Plan") in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices for the Registrant's common stock as reported within five business days prior to the date of this filing.

                                PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Heartland Financial USA, Inc. 1993 Stock Option Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of
Section 10(a) of the Act.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference.

     The following documents previously or concurrently filed by Heartland Financial USA, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration
Statement:

           (a)  The Company's Annual Report on Form 10-K
           (the "Annual Report") filed by the Company
           (SEC File No. 0-24724 the Securities Exchange
           Act of 1934, as amended (the "Exchange Act") with the Commission on March 29, 1996.

           (b)  All other reports filed pursuant to
           Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

           (c)  The description of the Company's Common
           Stock set forth on pages 108-112 of Amendment
           No. 1 to the Company's Registration Statement on Form S-4, filed with the Commission on May
           4, 1994, is hereby incorporated by reference, together with all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

Item 4.   Description of Securities.

     The description of the Company's Common Stock set forth on pages 108-112 of Amendment No. 1 to the Company's Registration Statement on Form S-4, filed with the Commission on May 4, 1994, is hereby incorporated by reference, together with all amendments or reports filed for the purpose of updating such description.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     In accordance with the General Corporation Law of the State of Delaware found at Chapter 1 of Title 8 of the Delaware Code (the "DGCL"), Article IX of the Company's Certificate of Incorporation (the "Certificate") provides that any director or officer of the Company, who in his or her capacity as such, is made or threatened to be made, a party to any suit or proceeding, must be indemnified if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The DGCL further provides that such indemnification is not exclusive of any other rights to which such individuals may be entitled under a company's certificate of incorporation or any agreement, insurance policy, vote of stockholders or disinterested directors or otherwise. Additionally, under Article X of the Certificate, members of the board of directors of the Company may not be held personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty except for specifically enumerated acts.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

     See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include: (i) any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act and incorporated by reference into the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubuque, State of Iowa, on June 18, 1996.

                              HEARTLAND FINANCIAL USA, INC.


                              By:   /s/ Lynn S. Fuller
                                   -------------------------
                                   Lynn S. Fuller
                                   Chairman of the Board and
                                   Chief Executive Officer



                              By:  /s/ John K. Schmidt
                                   -------------------------
                                   John K. Schmidt
                                   Executive Vice President
                                   and Chief Financial Officer

                       POWER OF ATTORNEY

      Know all men by these presents, that each person whose signature appears below constitutes and appoints Lynn S. Fuller and John K. Schmidt, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on the dates indicated below on June 18, 1996.

     Signature                            Title
/s/ Lynn S. Fuller                 Chairman of the Board and
Lynn S. Fuller                     Chief Executive Officer

/s/ Lynn B. Fuller                 Director and President
Lynn B. Fuller

/s/ Mark C. Falb                   Director
Mark C. Falb

/s/ Evangeline K. Jansen           Director
Evangeline K. Jansen

/s/ Gregory R. Miller              Director
Gregory R. Miller

/s/ James A. Schmid                Director
James A. Schmid

/s/ Robert Woodward                Director
Robert Woodward

/s/ John K. Schmidt                Executive Vice President and
John K. Schmidt                    Chief Financial Officer

                    HEARTLAND FINANCIAL USA, INC.

                            EXHIBIT INDEX
                                  TO
                   FORM S-8 REGISTRATION STATEMENT

Exhibit
  No.                        Description

4.1       Certificate of Incorporation of Heartland
          Financial USA, Inc. (incorporated by reference to
          Exhibit 3.1 of the Form S-4 Registration Statement filed with the Commission on March 10, 1994, as amended
          (File No. 33-76228))

4.2       Bylaws of Heartland Financial USA, Inc.
          (incorporated by reference to Exhibit 3.2 of the Form S-
          4 Registration Statement filed with the Commission on March 10, 1994, as amended (File No. 33-76228))

5.1       Opinion of Barack, Ferrazzano, Kirschbaum & Perlman

23.1      Consent of KPMG Peat Marwick LLP

23.2      Consent of Deloitte & Touche

24.1 Power of Attorney (included on Signature Page to this Registration Statement)

99.1      Heartland Financial USA, Inc. 1993 Stock Option
          Plan